                                                                     EXHIBIT 4.1

             SERIES 1 PREFERRED SUBSCRIPTION AGREEMENT



            AGREEMENT made as of this 31st day of March, 2003 (the "Agreement"), by and among Capital Environmental Resource Inc., a corporation amalgamated under the laws of the Province of Ontario (the "Company"), and the persons listed on Annex A hereto (each individually an "Investor" and collectively the "Investors").

                              W I T N E S S E T H:

            WHEREAS, the Company has entered into two purchase agreements, each as more fully described in Section 2.5 of the Company Disclosure Schedule attached hereto (the "Omni Agreements") which provide for the Company's acquisition of a landfill (the "Omni Landfill") located in Osceola County, Florida;

            WHEREAS, in part to finance the acquisition of the Omni Landfill pursuant to the Omni Agreements and other planned acquisitions by the Company, the Company wishes to issue and sell to the Investors, and the Investors wish to purchase from the Company, upon the terms and subject to the conditions set forth herein, (i) certain authorized but unissued shares of the Company's series 1 preferred shares (the "Series 1 Preferred Shares"), the terms of which are set forth in the resolutions of the Board of Directors of the Company attached as Annex B hereto, and (ii) warrants to purchase shares of the Company's authorized but unissued common shares (such shares, the "Common Shares") in the form attached as Annex C hereto (each a "Warrant" and, collectively, the "Warrants").

            NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Investors and the Company hereby agree as follows (capitalized terms used in this Agreement shall, unless otherwise defined herein, have the meanings ascribed to them in the Glossary attached as Annex D hereto).

                                   SECTION 1

                         TERMS OF PURCHASE AND ISSUANCE

            1.1 AUTHORIZATION OF SALE OF SHARES AND WARRANTS. The Company has authorized the issuance and sale to the Investors of (i) up to an aggregate of up to $50,000,000 of Series 1 Preferred Shares (such shares, the "Shares") for a purchase price of US $3.00 per Share (the "Per Share Purchase Price") and (ii) one Warrant to each Investor.

            1.2 SALE AND PURCHASE. At the Closing (as defined in Section 1.3(a) hereof) and subject to the terms and conditions herein set forth, the Company shall issue and sell to each Investor, and each Investor shall purchase from the Company, (i) the number of Shares and (ii) one Warrant with an aggregate exercise price as set forth on the Investor's signature page hereto in exchange for the purchase price (the "Aggregate Purchase Price") set forth on the Investor's signature page hereto.

      1.3   CLOSING.

            (a) The closing (the "Closing") of the sale and purchase of the Shares and Warrants shall take place at the Boston offices of McDermott, Will & Emery at 10:00 A.M. local time, as promptly as practicable (and in any event no later than the third business day) after the satisfaction or waiver of all the conditions set forth in Sections 4 and 5 hereof (other than those conditions that will be satisfied at or concurrent with the Closing), or at such other time, date or place as a Majority in Interest of the Investors and the Company may agree (the date upon which the Closing occurs, the "Closing Date"). The intended Closing Date is March 27, 2003. At the Closing, the Company will deliver to each Investor a share certificate issued in such Investor's name representing the number of Shares and the Warrant to be purchased by such Investor against payment of the Aggregate Purchase Price therefor in immediately available funds by or on behalf of the Investor to the Company. All transactions occurring at the Closing shall be deemed to have occurred simultaneously, and no one transaction shall be deemed to be complete until all transactions are complete.

            (b) In the event that this Agreement has been terminated with respect to any Investor pursuant to Section 8.1(e) or any Investor fails to perform its obligations at the Closing (a "Terminated Investor"), the Company may designate a Person or Persons (each a "Substitute Investor") to purchase the Shares and the Warrant to be purchased by such Investor at the Closing, and upon such Substitute Investor agreeing in writing to purchase such allocated Shares and be bound by the terms hereof, such Substitute Investor shall become a party to this Agreement as if he were an original Investor and the Company shall sell such allocated Shares to such Substitute Investor. The parties hereto acknowledge and agree that Annex A shall updated from time to time between the date hereof and the Closing to replace any Terminated Investors with Substitute Investors.

                                   SECTION 2

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to each Investor, as of the date hereof and as of the Closing Date, as follows:

      2.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly amalgamated, validly existing and in good standing under the laws of the Province of Ontario and has the requisite corporate power and authority to carry on its business as it is now being conducted.

      2.2   CAPITALIZATION.

            (a) The authorized capital of the Company consists of (i) an unlimited number of Common Shares and (ii) an unlimited number of Preferred Shares (the "Preferred Shares") of which (A) an unlimited number have been authorized and designated Series 1 Preferred Shares and (B) an unlimited number have been authorized and designated Series 2 Preferred Shares. Of such authorized capital stock, (i) 37,244,995 Common Shares are issued and outstanding, all of which are validly issued and are fully paid, nonassessable and free of preemptive rights, (ii) no Preferred Shares, including no Series 1 Preferred Shares and no Series 2 Preferred Shares, are issued and outstanding, and (iii) as of December 31, 2002, 3,692,066 Common Shares were available for issuance pursuant to the exercise of outstanding options and warrants to purchase Common Shares.

            (b) Except with respect to the Shares and the Warrants, as set forth in subsection 2.2(a) above, or as stated in Section 2.2(b) of the Company Disclosure Schedule attached hereto, there are no outstanding options, warrants, subscriptions, calls, convertible securities or other rights, agreements, arrangements or commitments (contingent or otherwise) (including any right of conversion or exchange under any outstanding security, instrument or other agreement) obligating the Company or any of its direct or indirect subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any shares or obligating them to grant, extend or enter into any such agreement or commitment. Other than as set out in Section 2.2(b) of the Disclosure Schedule, there are no outstanding contractual obligations of the Company or any of its direct or indirect subsidiaries to repurchase, redeem or otherwise acquire any shares or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person other than a subsidiary of the Company.

            (c) Upon consummation of the Closing as contemplated hereby, including receipt by the Company of the Aggregate Purchase Price payable pursuant to Section 1.2 hereof, the Shares and the Warrant purchased by each Investor will be validly issued, fully paid and nonassessable, and the Common Shares issuable upon conversion of the Shares (the "Underlying Common Shares") and the Common Shares issuable upon exercise of the Warrants (the "Underlying Warrant Shares") have been duly authorized, and upon issuance of the Underlying Common Shares and the Underlying Warrant Shares upon proper conversion of the Shares and/or exercise of the Warrants, in accordance with the terms thereof, respectively, such Underlying Common Shares and Underlying Warrant Shares, will be validly issued, fully paid and nonassessable.

      2.3   POWER AND AUTHORITY; NON-CONTRAVENTION; GOVERNMENT APPROVALS.

            (a) POWER AND AUTHORITY. The Company has all requisite corporate power and authority to enter into this Agreement and the Ancillary Documents and to consummate the transactions contemplated hereby and thereby. This Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby have been duly approved by the Board of Directors of the Company. No other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the Ancillary Documents or the consummation by the Company of the transactions contemplated hereby and thereby. This Agreement has been, and when executed and delivered in accordance with the terms hereof the Ancillary Documents will have been, duly executed and delivered by the Company. This Agreement constitutes, and when executed and delivered in accordance with the terms hereof the Ancillary Documents will constitute, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to enforcement of creditors' rights generally and by general equitable principles. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of their respective articles, bylaws or equivalent organizational documents in any material respect.

            (b) NON-CONTRAVENTION. The execution, delivery and performance of this Agreement and the Ancillary Documents by the Company: (i) will not violate or conflict with any provisions of the articles or bylaws of the Company or any of its subsidiaries, (ii) will not conflict with or constitute a violation of any applicable law, order, injunction, regulation or ruling of any governmental authority applicable to the Company or any of its subsidiaries or by which the Company or any of its subsidiaries or any of their respective properties or assets are bound, and (iii) will not, either alone or with the giving of notice or the passage of time, or both, modify, violate, conflict with or accelerate the performance required by any agreement, note, license, franchise, permit or other instrument and will not result in the creation or imposition of (or the obligation to create or impose) any Lien on any of the Company's or any of its subsidiaries' assets.

            (c) APPROVALS. Except for (i) compliance with any applicable requirements of the HSR Act and the Canadian Competition Act, (ii) compliance with any applicable requirements of the Securities Act, Exchange Act, Ontario Securities Act and the rules and regulations of Nasdaq, (iii) such filings as may be required under any applicable state, blue sky or Canadian provincial securities laws and (iv) compliance with the applicable requirements of the Investment Canada Act (the filings and approvals referred to in clauses (i) through (iv) being herein referred to collectively as the "Company Required Statutory Approvals"), and except for any required approvals under the Credit Facility (as defined in Section 2.9 hereof), no declaration, filing or registration with, or notice to, or authorization, consent, approval, order or permit of, any governmental or regulatory body or authority or any other Person is necessary for the execution and delivery of this Agreement and the Ancillary Documents by the Company or the consummation by the Company of the transactions contemplated hereby and thereby except to the extent that the failure to obtain any such authorization, consent, approval or order or to make any such registration, declaration, filing or notice, would not have a Company Material Adverse Effect or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Ancillary Documents or the ability of the Company to perform its obligations hereunder or thereunder.

      2.4   SEC REPORTS; FINANCIAL STATEMENTS.

            (a) Since May 3, 1999, the Company has filed with the SEC all forms, statements, reports and documents (including all exhibits, post-effective amendments and supplements thereto) required to be filed by it under each of the Securities Act and the Exchange Act (collectively, the "Company SEC Reports"), all of which complied when filed in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (b) Each of the consolidated financial statements included in the Company SEC Reports, together with the related notes and schedules (collectively, the "Company Financial Statements"), has been prepared in accordance with GAAP applied on a consistent basis, and fairly presents the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the results of their operations and cash flow for the periods then ended, subject, in the case of unaudited interim financial statements, to normal year-end adjustments (none of which the Company reasonably believes are or will be material in amount) and the omission of footnotes.

      2.5 ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in the Company SEC Reports or as set out in Section 2.5 of the Disclosure Schedule, neither the Company nor any of its subsidiaries had, at December 31, 2001 or has incurred since that date, any Liabilities, except for (a) Liabilities which are reflected, accrued or reserved against in the Company Financial Statements contained in the Company SEC Reports filed prior to the date hereof or reflected in the notes thereto, (b) current Liabilities which were incurred after December 31, 2001 the ordinary course of business and consistent with past practice, (c) Liabilities which are of a nature not required to be reflected in the Company Financial Statements in accordance with GAAP consistently applied and which were incurred in the ordinary course of business and (d) other Liabilities in an aggregate amount not exceeding US $500,000.

      2.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company SEC Reports, since December 31, 2001, the business of the Company and its subsidiaries has been conducted in the ordinary course consistent with past practice and there has not been any event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

      2.7 LITIGATION. There are no claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seek a remedy (at law or in equity) as a result of or otherwise in connection with this Agreement and the transactions contemplated hereby. Neither the Company nor any of its subsidiaries nor any of their respective properties or assets is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority or arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby.

      2.8 ENVIRONMENTAL MATTERS. The Company and its subsidiaries conduct and have conducted their businesses in material compliance with all applicable Environmental Laws, including, without limitation, having all material permits, licenses and other approvals and authorizations necessary for the operation of their businesses. None of the properties currently or formerly owned or operated by the Company or any of its subsidiaries contain any Hazardous Substance, and no Hazardous Substance has been disposed of at or released from any such properties, as a result of any activity of the Company or any of its subsidiaries other than in material compliance with applicable Environmental Laws and, to the knowledge of the Company, no such condition exists on or with respect to any of such properties as a result of any activity by any other Person. Except as reflected, accrued or reserved against in the Company Financial Statements, neither the Company, nor its subsidiaries, nor any of their respective properties or assets are subject to any Liabilities relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law. To the knowledge of the Company, there are no and have not been any investigations or proceedings in which it is alleged that the Company, its subsidiaries, or any of their predecessors, are potentially responsible for a clean-up or remediation of lands contaminated with a Hazardous Substance or for any other remedial or corrective action under an Environmental Law. There are no proceedings pending or, to the Company's knowledge, threatened to revoke, change or limit any permits, licenses, approvals or other authorizations required under any Environmental Law for the operation of the Company and its subsidiaries.

      2.9 TITLE TO AND CONDITION OF ASSETS. Each of the Company and its subsidiaries has good and marketable title to, or, in the case of leased properties and assets, has good and valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in, or which are necessary to conduct, the business of the Company and its subsidiaries as currently conducted, free and clear of all Liens, except for Liens arising under the Company's Credit Agreement dated as of June 27, 2002 (the "Credit Facility") and other liens arising in the ordinary course of business, none of which are with respect to obligations that are material in amount.

      2.10 INSURANCE. The Company and each of its subsidiaries has in effect insurance coverage, including directors and officers' liability insurance, with reputable insurers which, in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by companies comparable in size and operations to the Company and its subsidiaries. Neither the Company nor any of its subsidiaries has received any notice of cancellation of any insurance policy or binder currently in effect.

      2.11 NO VIOLATION OF LAW; LICENSES; PERMITS AND REGISTRATION. Neither the Company nor any of its subsidiaries is in material violation of, or has been given notice or been charged with, or is being investigated with respect to, any material violation of, any law, statute, order, rule, regulation, ordinance or judgment of any governmental or regulatory body or authority or arbitration panel. Each of the Company and its subsidiaries has all material permits, licenses, approvals, authorizations of and registrations under all Federal, state, local, provincial and foreign laws applicable to it, and from all applicable governmental authorities as are required by the Company and its subsidiaries to carry on their respective businesses as currently conducted.

      2.12 PROXY STATEMENT. The proxy statement (the "Proxy Statement") to be distributed in connection with the Company's meeting of stockholders (the "Special Meeting") to vote upon, among other things, the issuance to the Investors of Underlying Common Shares upon conversion of the Shares and the issuance to the Investors of Underlying Warrant Shares upon proper exercise of the Warrants (together, the "Conversion and Exercise Issuances"), will, at the time of mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of such Special Meeting, (i) state the nature of the Conversion and Exercise Issuances in sufficient detail to permit the stockholders to form a reasoned judgment thereon and (ii) comply as to form and content with all applicable laws, except that no representation is made by the Company with respect to information supplied by the Investors for inclusion therein.

      2.13 NON-COMPETITION AGREEMENTS. Except as disclosed in the Company SEC Reports or as set out in Section 2.13 of the Disclosure Schedule, neither the Company nor any subsidiary of the Company is a party to any agreement which purports to restrict or prohibit in any material respect any of them or any corporation affiliated with any of them from, directly or indirectly, engaging in any business involving the collection, interim storage, transfer, recovery, processing, recycling, marketing or disposal of rubbish, garbage, paper, textile wastes, liquid and other wastes or any other material business currently engaged in by the Company or any of its subsidiaries. None of the Company's officers or key employees is a party to any agreement which, by virtue of such person's relationship with the Company, restricts in any material respect the Company or any subsidiary of the Company from, directly or indirectly, engaging in any of the businesses described above.

      2.14 BROKERS AND FINDERS. Except for a fee of six percent (6%) which will be payable by the Company to Sanders, Morris & Harris, Inc. in respect of funds invested by customers thereof, the Company is not a party to or bound by any contract, arrangement or understanding with, or subject to any claim by, any person or firm which may result in an obligation of the Company to pay any finder's fees, brokerage or agent commissions or other like payments in connection with the transactions contemplated hereby. Sanders, Morris & Harris, Inc. shall not be entitled to receive any fees, commissions or other payments in respect of any funds invested by parties which are not customers of Sanders, Morris & Harris, Inc.

      2.15 MATERIAL CONTRACTS. Neither the Company nor any of its subsidiaries is in material breach or violation of or in default in the performance or observance of any terms or provisions of, and no event has occurred which, with notice, lapse of time or action by a third party, could result in a default under any contract, agreement, lease or deed that is material to the business or operation of the Company and its subsidiaries taken as a whole (a "Material Contract"). To the knowledge of the Company, no other party to any Material Contract is in material breach thereof or default thereunder.

      2.16 SECURITIES LAW COMPLIANCE. Assuming the representations and warranties of the Investors set forth in Section 3 hereof are true and correct in all material respects, the issuance and sale of the Shares and Warrants pursuant to this Agreement will be exempt from the prospectus filing, registration for trading and/or registration requirements of applicable Federal, state, and provincial securities laws.

      2.17 DISCLOSURE. No representation or warranty by the Company in this Agreement and no statement contained in the schedules or exhibits or in any certificate to be delivered pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There is no material fact known to the Company and not disclosed in this Agreement, the Disclosure Schedule or the Company SEC Reports that could be reasonably likely to have a Company Material Adverse Effect or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Ancillary Documents or the ability of the Company to perform its obligations hereunder or thereunder.

      2.18 COMPANY SHAREHOLDERS' APPROVAL. The vote of shareholders of the Company required for approval of the Conversion and Exercise Issuances is the affirmative vote of the majority of votes cast on the proposal at the Special Meeting. The date upon which the Conversion and Exercise Issuances are so approved by the Shareholders is referred to as the "Shareholder Approval Date".

      2.19 RIGHTS AGREEMENT. The Company, including its Board of Directors, has irrevocably taken all actions necessary to (i) render the Rights Agreement inapplicable to the transactions contemplated by this Agreement and (ii) ensure that (x) none of the Investors or the Investors as a group are an Acquiring Person (as defined in the Rights Agreement) pursuant to the Rights Agreement as a result of the execution of this Agreement and the consummation of the transactions contemplated hereby and (y) a Distribution Date, a Triggering Event or a Share Acquisition Date (as such terms are defined in the Rights Agreement) does not occur by reason of the approval, execution or delivery of this Agreement, the announcement thereof or the consummation of the transactions contemplated hereby.

                                   SECTION 3

                            INVESTOR REPRESENTATIONS

      3.1 REPRESENTATIONS. Each Investor, severally and not jointly, hereby represents and warrants to the Company with respect to such Investor's purchase of Shares and one Warrant hereunder that:

            (a) The Investor is resident in the jurisdiction set forth opposite such Investor's name on such Investor's signature page hereto.

            (b) If the Investor is an individual, he or she has obtained the age of majority and is legally competent to execute this Agreement and the Ancillary Documents and to take all actions required pursuant thereto.

            (c) If the Investor is a corporation, partnership, unincorporated association or other entity, the Investor has the legal capacity and competence to execute this Agreement and the Ancillary Documents and to take all actions required pursuant thereto.

            (d) The execution of this Agreement and each of the Ancillary Documents to which the Investor is a party has been duly and validly authorized by all necessary action on the part of the Investor, has been duly and validly executed and delivered by the Investor, and constitutes a valid, binding agreement of the Investor, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to enforcement of creditors' rights generally and by general equitable principles.

            (e) Neither the execution and delivery of this Agreement or the Ancillary Documents to which the Investor is a party, or any other document or instrument to be executed in connection with the transactions contemplated thereby, by the Investor, nor the consummation of the transactions contemplated thereby, nor the performance by the Investor of its covenants and agreements thereunder, (i) violates any law, statute, ordinance, regulation, order, judgment or decree of any court or other governmental authority applicable to the Investor, or (ii) violates or will violate, or conflicts with or will conflict with, or results in or will result in any breach of any of the terms of, or constitutes or will constitute a default under, any contract or agreement to which the Investor is a party or by which the Investor or any of its assets is subject to or bound.

            (f) No broker, finder, agent or similar intermediary has acted on behalf of the Investor in connection with this Agreement or the transactions contemplated hereby and, except as set forth in Section 2.14, there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection therewith.

            (g) The Investor acknowledges that it has been advised that it and/or the Company may be required to provide to applicable securities regulatory authorities a list setting forth the identities of the beneficial purchasers of the Shares and Warrants and the Investor will provide to the Company and applicable securities regulatory authorities all such information concerning the Investor as may be required to comply with applicable securities laws. The Investor further acknowledges that if it is acting on behalf of beneficial purchasers, the Investor has due and proper authority to act on behalf of each such beneficial purchaser in connection with the transactions contemplated hereby.

            (h) The Investor has relied only upon publicly available information relating to the Company and not upon any verbal or written representation as to fact, and the Investor acknowledges that the Company has not made any written representations, warranties or covenants in respect of such publicly available information except as set forth in this Agreement. Without limiting the generality of the foregoing, except as may be provided herein, no person has made any written or oral representation to the Investor that any person will re-sell or re-purchase the Shares, the Underlying Common Shares, the Warrants or the Underlying Warrant Shares, or refund any of the purchase price of the Shares, the Underlying Common Shares, the Warrants or the Underlying Warrant Shares or that the Shares, the Underlying Common Shares, the Warrants or the Underlying Warrant Shares will be listed on any exchange or quoted on any quotation and trade reporting system or that application has been or will be made to list any such security on any exchange or quote the security on any quotation and trade reporting system and no person has given any undertaking to the Investor relating to the future value or price of the Shares, the Underlying Common Shares, the Warrants or the Underlying Warrant Shares.

            (i) The Investor has not received, nor has the Investor requested, nor does the Investor have any need to receive, any prospectus, sales or advertising literature, offering memorandum or any other document (other than financial statements or any other document, other than an offering memorandum, the content of which is prescribed by statute or regulation) describing the business and affairs of the Company which has been prepared for delivery to, and review by, prospective Investors in order to assist them in making an investment decision in respect of the purchase of the Shares (including the Underlying Common Shares) and one Warrant (including the Underlying Warrant Shares) pursuant to this Agreement.

      3.2 REPRESENTATIONS BY US INVESTORS. Each Investor resident in the United States, severally and not jointly, hereby represents to the Company with respect to such Investor's purchase of Shares and one Warrant hereunder that:

            (a) The Investor is acquiring the Shares (including the Underlying Common Shares) and the Warrant (including the Underlying Warrant Shares) for its own account, for investment, and not with a view to any "resale" or "distribution" thereof within the meaning of the Securities Act.

            (b) The Investor understands that because the Shares, the Underlying Common Shares, the Warrants and the Underlying Warrant Shares have not been registered under the Securities Act, it cannot dispose of any or all of such securities unless such securities are subsequently registered under the Securities Act or exemptions from such registration are available. The Investor understands that each certificate or other instrument representing the Shares, the Underlying Common Shares, the Warrants and the Underlying Warrant Shares will bear the following legend or one substantially similar thereto:

           The securities represented by this certificate have not been registered under the United States Securities Act of 1933 or qualified for distribution pursuant to a prospectus under the Securities Act (Ontario). These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold or otherwise transferred to residents of the United States without an effective registration statement for such securities under the United States Securities Act of 1933 or to residents of Canada without compliance with prospectus and registration requirements of applicable provincial securities laws, unless there is available to the transferor an exemption from such registration, and/or prospectus filing and registration requirements. The Company may request an opinion of counsel as to the availability of any such exemption.

            (c) The Investor is sufficiently knowledgeable and experienced in the making of investments so as to be able to evaluate the risks and merits of its investment in the Company, and is able to bear the economic risk of loss of its investment in the Company.

            (d) The Investor will execute and deliver within the applicable time periods all documentation as may be required to be executed by the Investor by applicable securities laws to permit the purchase of the Shares and one Warrant by the Investor on the terms herein set forth.

            (e) The Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares (including the Underlying Common Shares) and one Warrant (including the Underlying Warrant Shares). The Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares (including the Underlying Common Shares) and the Warrants (including the Underlying Warrant Shares) and the business, properties and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 or the right to the Investor to rely thereon.

            (f) The Investor is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D of the Securities Act, as presently in effect and within the meaning of Section 1.1 of Ontario Securities Commission Rule 45-501 (a copy of which is attached hereto as Annex E) and is purchasing the Shares (including the Underlying Common Shares) and one Warrant (including the Underlying Warrant Shares) hereunder as principal, not for the benefit of any other person and not with a view to the sale or distribution of all or any part of the Shares, the Underlying Common Shares, the Warrant, or the Underlying Warrant Shares.

            (g) The Investor has been advised that the Shares, the Underlying Common Shares, the Warrants and the Underlying Warrant Shares have not been registered under the Securities Act or under the "blue sky" laws of any jurisdiction and that the Company, in issuing such securities is relying upon, among other things, the representations and warranties of the Investor contained in this Section 3.

            (h) The Investor acknowledges that the Company will be issuing the Shares (including the Underlying Common Shares) and the Warrants (including the Underlying Warrant Shares) under an exemption from the prospectus filing and registration requirements of the Ontario Securities Act, that the resale or other disposition of all or any part of such securities will be restricted by the Ontario Securities Act, that it has been advised to consult its legal advisers in connection with resale restrictions that will pertain to the Shares, the Underlying Common Shares, the Warrants and the Underlying Warrant Shares, and that it is solely responsible for compliance with applicable resale restrictions.

      3.3 REPRESENTATIONS BY ONTARIO INVESTORS. Each Investor resident in Ontario, severally and not jointly, hereby represents and warrants to the Company with respect to such Investor's purchase of Shares and one Warrant hereunder that:

            (a) The Investor acknowledges that the Company will be issuing the Shares (including the Underlying Common Shares) and the Warrants (including the Underlying Warrant Shares) under an exemption from the prospectus filing and registration requirements of the Ontario Securities Act, that the resale or other disposition of all or any part of such securities will be restricted by the Ontario Securities Act, that it has been advised to consult its legal advisers in connection with resale restrictions that will pertain to the Shares, the Underlying Common Shares, the Warrants and the Underlying Warrant Shares and that it is solely responsible for compliance with applicable resale restrictions.

            (b) The Investor acknowledges that the Shares, the Underlying Common Shares, the Warrants and the Underlying Warrant Shares may only be resold in compliance with applicable securities laws.

            (c) The Investor agrees to comply with any relevant securities legislation, order or policy applicable to the Investor concerning the purchase of and holding of the Shares, the Underlying Common Shares, the Warrant and the Underlying Warrant Shares by the Investor and concerning any resale of all or any part of such securities by the Investor. The Investor understands that each certificate or other instrument representing the Shares, the Underlying Common Shares, the Warrant and the Underlying Warrant Shares will bear the following legend or one substantially similar thereto:

           The securities represented by this certificate have not been registered under the United States Securities Act of 1933 or qualified for distribution pursuant to a prospectus under the Securities Act (Ontario). These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold or otherwise transferred to residents of the United States without an effective registration statement for such securities under the United States Securities Act of 1933 or to residents of Canada without compliance with prospectus and registration requirements of applicable provincial securities laws, unless there is available to the transferor an exemption from such registration, and/or prospectus filing and registration requirements. The Company may request an opinion of counsel as to the availability of any such exemption.

           Unless permitted under securities legislation, the holder of the securities shall not trade the securities before the earlier of (i) the date that is 12 months and a day after the date the Company first became a reporting issuer in any of Alberta, British Columbia, Manitoba, Nova Scotia, Ontario, Quebec and Saskatchewan, if the Company is a SEDAR filer (as defined under Rule 45-102 of the Securities Act (Ontario); and (ii) the date that is 12 months and a day after the later of (A) the distribution date, and (B) the date the Company became a reporting issuer in the local jurisdiction of the purchaser of the securities that are the subject of the trade.

            (d) The Investor is an "accredited investor" within the meaning of
Section 1.1 of Ontario Securities Commission Rule 45-501 (a copy of which is attached hereto as Annex E), is purchasing the Shares (including the Underlying Common Shares) and one Warrant (including the Underlying Warrant Shares) hereunder as principal, not for the benefit of any other person and not with a view to the sale or distribution of all or any part of the Shares, the Underlying Common Shares, the Warrant or the Underlying Warrant Shares.

            (e) The Investor will execute and deliver within the applicable time periods all documentation as may be required to be executed by the Investor by applicable securities laws to permit the purchase of the Shares and one Warrant by the Investor on the terms herein set forth.

            (f) The Investor is capable of assessing the proposed investment as a result of the Investor's financial or investment experience or as a result of advice received from a registered person other than the Company or an affiliate thereof, and is able to bear the economic risk of loss of its investment.

            (g) The Investor is not a "U.S. Person" (as that term is defined in Rule 902(k) of Regulation S promulgated under the Securities Act, which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States) and is not acquiring the Shares (including the Underlying Common Shares) or the Warrant (including the Underlying Warrant Shares) for the account or benefit of a U.S. Person or a Person in the United States or for resale in the United States and the Shares and Warrants have not been offered to the Investor in the

United States and the Investor was not in the United States when the order was placed or the Agreement was executed and delivered.

            (h) The Investor will not offer or sell the Shares, the Underlying Common Shares, the Warrant or the Underlying Warrant Shares in the United States or to a U.S. Person unless such securities are registered under the Securities Act or an exemption from the registration requirements under the Securities Act and the securities laws of all applicable states of the United States is available

      3.4 REPRESENTATIONS BY QUEBEC INVESTORS. Each Investor resident in Quebec, severally and not jointly, hereby represents and warrants to the Company with respect to such Investor's purchase of Shares and one Warrant hereunder that:

            (a) The purchase of the Shares (including the Underlying Common Shares) and one Warrant (including the Underlying Warrant Shares) was not made pursuant to any advertisement in printed media of general or regular public circulation, or on radio, television or any form of electronic display (including, without limitation, the Internet).

            (b) The Investor acknowledges that the Company will be issuing the Shares (including the Underlying Common Shares) and the Warrants (including the Underlying Warrant Shares) hereunder under an exemption from the prospectus filing and registration requirements of the Ontario Securities Act and the SECURITIES ACT (Quebec) and that the resale or other disposition of all or any part of such securities will be restricted by the Ontario Securities Act and the SECURITIES ACT (Quebec), that it has been advised to consult its legal advisers in connection with resale restrictions that will pertain to the Shares, the Underlying Common Shares, the Warrants and the Underlying Warrant Shares, and that it is solely responsible for compliance with applicable resale restrictions.

            (c) The Investor acknowledges that the Shares, the Underlying Common Shares, the Warrants and the Underlying Warrant Shares may only be resold in compliance with applicable securities laws.

            (d) Each Investor is purchasing the Shares, the Underlying Common Shares, the Warrants and the Underlying Warrant Shares as principal for its own account for investment, not for the benefit of any other person, and the Shares and the Warrant have an aggregate purchase price to the Investor of not less than CDN $150,000.

            (e) The Investor agrees to comply with any relevant securities legislation, order or policy applicable to the Investor concerning the purchase of and holding of the Shares, the Underlying Common Shares, the Warrant and the Underlying Warrant Shares by the Investor and concerning any resale of all or any part of such securities by the Investor. Each Investor further acknowledges that it has been advised to consult its own legal advisers with respect to applicable resale restrictions and that it will be fully responsible for the compliance with such restrictions. The Investor understands that each certificate or other instrument representing the Shares, the Underlying Common Shares, the Warrants and the Underlying Warrant Shares will bear the following legend or one substantially similar thereto:

           The securities represented by this certificate have not been registered under the United States Securities Act of 1933 or qualified for distribution pursuant to a prospectus under the Securities Act (Ontario). These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold or otherwise transferred to residents of the United States without an effective registration statement for such securities under the United States Securities Act of 1933 or to residents of Canada without compliance with prospectus and registration requirements of applicable provincial securities laws, unless there is available to the transferor an exemption from such registration, and/or prospectus filing and registration requirements. The Company may request an opinion of counsel as to the availability of any such exemption.

           Unless permitted under securities legislation, the holder of the securities shall not trade the securities before the earlier of (i) the date that is 12 months and a day after the date the Company first became a reporting issuer in any of Alberta, British Columbia, Manitoba, Nova Scotia, Ontario, Quebec and Saskatchewan, if the Company is a SEDAR filer (as defined under Rule 45-102 of the Securities Act (Ontario); and (ii) the date that is 12 months and a day after the later of (A) the distribution date, and (B) the date the Company became a reporting issuer in the local jurisdiction of the purchaser of the securities that are the subject of the trade.

            (f) The Investor is an "accredited investor" within the meaning of
Section 1.1 of Ontario Securities Commission Rule 45-501 (a copy of which is attached hereto as Annex E), is purchasing the Shares (including the Underlying Common Shares) and one Warrant (including the Underlying Warrant Shares) hereunder as principal, not for the benefit of any other person and not with a view to the sale or distribution of all or any part of the Shares, the Underlying Common Shares, the Warrants or the Underlying Warrant Shares.

            (g) The Investor, if it is a corporation, has not been established solely to permit the purchase of the Shares (including the Underlying Common Shares) and one Warrant (including the Underlying Warrant Shares) without a prospectus in reliance on an exemption from the prospectus requirements of applicable securities legislation.

            (h) The Investor will execute and deliver within the applicable time periods all documentation as may be required to be executed by the Investor by applicable securities laws to permit the purchase of the Shares (including the Underlying Common Shares) and one Warrant (including the Underlying Warrant Shares) by the Investor on the terms herein set forth.

            (i) The Investor is capable of assessing the proposed investment as a result of the Investor's financial or investment experience or as a result of advice received from a registered person other than the Company or an affiliate thereof, and is able to bear the economic risk of loss of its investment.

            (j) The Investor is not a "U.S. Person" (as that term is defined in Rule 902(k) of Regulation S promulgated under the Securities Act, which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States) and is not acquiring the Shares (including the Underlying Common Shares) or the Warrant (including the Underlying Warrant Shares) for the account or benefit of a U.S. Person or a Person in the United States or for resale in the United States and the Shares and Warrants have not been offered to the Investor in the United States and the Investor was not in the United States when the order was placed or the Agreement was executed and delivered.

            (k) The Investor will not offer or sell the Shares, the Underlying Common Shares, the Warrant or the Underlying Warrant Shares in the United States or to a U.S. Person unless such securities are registered under the Securities Act and the laws of all applicable states of the United States or an exemption from the registration requirements under the Securities Act and the securities laws of all applicable states of the United States is available.

                                   SECTION 4

                            MUTUAL CLOSING CONDITIONS

      4.1 MUTUAL CLOSING CONDITIONS TO CLOSING. Each Investor's obligation to purchase and pay for its Shares and Warrant at the Closing, and the Company's obligation to issue the Shares and the Warrants to the Investors and perform its other obligations hereunder at the Closing, shall be subject to the fulfillment to such party's satisfaction (or waived in writing by the Company and such Investor on or before the Closing Date) of the following conditions:

            (a) WAITING PERIODS. All applicable waiting periods, if any, under the HSR Act, the Canadian Competition Act and the Investment Canada Act shall have expired or been terminated.

            (b) NO ORDER. No preliminary or permanent injunction or other order or decree by any court or administrative or regulatory body which prevents the consummation of the transactions at the Closing contemplated hereby shall have been issued and remain in effect (the Company and the Investors agreeing to use their reasonable best efforts to have any such injunction, order or decree lifted).

            (c) CONSENTS. All governmental waivers, consents, orders and approvals required, if any, under the Canadian Competition Act and the Investment Canada Act for the consummation of the transactions at the Closing contemplated hereby shall have been obtained and be in effect. All other governmental waivers, consents, orders and approvals legally required, if any, for the consummation of the transactions at the Closing contemplated hereby shall have been obtained and be in effect, except where the failure to obtain the same would not be reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect following the Closing.

            (d) NO CONFLICTING LAWS. No statute, rule or regulation shall have been enacted by any state, provincial or Federal government or governmental agency which would prevent the consummation of the transactions at the Closing contemplated hereby.

                                   SECTION 5

                           SEPARATE CLOSING CONDITIONS

      5.1 INVESTORS' CLOSING CONDITIONS. Each Investor's obligation to purchase and pay for its Shares and Warrant at the Closing shall be subject to the fulfillment to such Investor's satisfaction on or before the Closing Date (or waived in writing by such Investor) of the following conditions:

            (a) SATISFACTION OF CONDITIONS. The representations and warranties of the Company contained in this Agreement shall be, if specifically qualified by materiality or Company Material Adverse Effect, true in all respects, and, if not so qualified, shall be true in all material respects, in each case as of the date hereof and as of the Closing Date, and the covenants and agreements contained in this Agreement to be complied with by the Company on or before the Closing shall have been complied with in all material respects. The Company shall have delivered to the Investors a certificate dated the Closing Date to the foregoing effect.

            (b) DELIVERY OF WARRANTS AND SHARE CERTIFICATES. The Company shall have executed and delivered to each Investor (or shall have caused to be executed and delivered to each Investor by the appropriate persons) (i) a stock certificate issued to each Investor evidencing the Shares issuable to such Investor at the Closing and (ii) one Warrant.

            (c) REGISTRATION RIGHTS AGREEMENT. The Company shall have duly authorized, executed and delivered to the Investors a Registration Rights Agreement, substantially in the form of Annex F attached hereto (the "Registration Rights Agreement").

      5.2 COMPANY'S CLOSING CONDITIONS. The Company's obligations to issue Shares and one Warrant to any Investor at the Closing and perform its other obligations hereunder with respect to such Investor at the Closing shall be subject to the fulfillment to the Company's satisfaction at or before the Closing Date (or waived in writing by the Company) of the following conditions:

            (a) SATISFACTION OF CONDITIONS. The representations and warranties of the Investor contained in this Agreement shall be, if specifically qualified by materiality, true in all respects, and, if not so qualified, shall be true in all material respects, in each case as of the date hereof and as of the Closing Date, and the covenants and agreements contained in this Agreement to be complied with by the Investor on or before the Closing shall have been complied with in all material respects. The Investor shall have delivered to the Company a certificate dated the Closing Date to the foregoing effect.

            (b) PURCHASE OF SHARES AND WARRANTS. The Investors, (which shall include any Substitute Investors as from time to time reflected on Annex A hereto) shall have purchased the Shares and Warrants to be purchased by such Investors at the Closing pursuant to the terms of this Agreement.

                                   SECTION 6

                                   COVENANTS

      6.1 EXPENSES. Each party hereto shall bear and pay its own fees and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

      6.2 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE CLOSING. The Company covenants and agrees that, prior to the Closing Date or earlier termination of this Agreement as provided herein, unless a Majority in Interest of the Investors shall otherwise agree in writing and except as contemplated by this Agreement, the Company shall, and shall cause its subsidiaries to, act and carry on their respective businesses in the ordinary course of business consistent with past practice and use its and their respective reasonable best efforts to preserve intact their current material business organizations, keep available the services of their current officers and employees (except for terminations of employees in the ordinary course of business) and preserve their material relationships with others having business dealings with them.

      6.3 SPECIAL MEETING. The Company shall use its best efforts to take all actions necessary or advisable and permitted by applicable law, the Company's articles and its by-laws to (i) hold the Special Meeting as promptly as practicable for the purpose of voting upon the approval of the Conversion and Exercise Issuances, (ii) recommend that the shareholders of the Company vote to approve the Conversion and Exercise Issuances, and (iii) secure the requisite vote or consent of shareholders for the Conversion and Exercise Issuances and in connection therewith shall solicit proxies and provide proxy statements to the shareholders of the Company in accordance with applicable securities laws.

      6.4   ALL REASONABLE EFFORTS; AGREEMENT TO COOPERATE.

            (a) Subject to the terms and conditions herein provided, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable consistent with applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement; provided, however, that nothing in this Section 6.4 shall require any Investor or the Company to agree to any modification of this Agreement or any of the Ancillary Documents or any Investor to make an investment in the Company that is greater than the amount set forth opposite the Investor's name on the Investor's signature page hereto.

            (b) Without limiting the generality of the foregoing, and notwithstanding anything in this Agreement to the contrary, the Company shall use its reasonable best efforts to take or cause to be taken all reasonable action and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to obtain all governmental waivers, consents, authorizations, orders and approvals, all consents, amendments to or waivers from other parties under the terms of all Material Contracts and all other material permits, concessions, franchises or licenses applicable to the Company or its subsidiaries required as a result of the transactions contemplated by this Agreement.

      6.5 AGREEMENT TO VOTE SHARES. At any annual or special meeting of the shareholders of the Company duly called with respect to the approval of the Conversion and Exercise Issuances and at every continuation or adjournment thereof, and with respect to any action or approval by written consent of the shareholders of the Company in lieu of such meeting, each Investor agrees to (i) vote all Common Shares owned by such Investor at such time, individually or as trustee or custodian, in favor of approval of the Conversion and Exercise Issuances and in favor of any matter that could reasonably be expected to facilitate the Conversion and Exercise Issuances and (ii) vote all such Common Shares against any proposal made in opposition to the Conversion and Exercise Issuances or which would have the effect of preventing the Conversion and Exercise Issuances. Each Investor, if then a holder of Common Shares, agrees to be present, in person or by proxy, at all meetings of shareholders of the Company and at any adjournment thereof at which the Conversion and Exercise Issuances are put to a vote.

                                   SECTION 7

                                     ACCESS

      7.1   ACCESS; NOTIFICATION OF CERTAIN MATTERS.

            (a) Upon reasonable notice, the Company shall afford the Investors and their representatives reasonable access during normal business hours to the offices, properties, books, records and personnel of the Company and its subsidiaries and such additional information concerning the business and properties of the Company and its subsidiaries as the Investors and their representatives may reasonably request. The Company shall instruct its and its subsidiaries' employees, counsel and financial advisors to cooperate with the Investors in their investigation of the business of the Company and its subsidiaries.

            (b) Between the date hereof and the Closing or the earlier termination of this Agreement as provided herein, the Company shall, promptly (and in any event within five (5) business days after obtaining knowledge thereof), notify the Investors of any action or event which could reasonably be expected to have a Company Material Adverse Effect.

      7.2 CONFIDENTIAL INFORMATION. The Company and each Investor for themselves, their respective directors, officers, employees, Affiliates, agents and representatives covenant with each other that they each will use all information provided by or relating to the other parties acquired by them pursuant to the provisions of this Agreement or in the course of negotiations with, or examinations of, the other parties (the "Confidential Information") only in connection with the transactions contemplated hereby and not in any way detrimental to the other parties and shall cause the Confidential Information obtained by them pursuant to this Agreement and such negotiations and examinations to be treated as confidential, except as may otherwise be required by law or the rules or regulations of Nasdaq or as may be necessary or appropriate in connection with the enforcement of this Agreement or any instrument or document referred to herein or contemplated hereby, and provided that to the extent that any such party or any Affiliate thereof may become legally compelled to disclose any Confidential Information, such party shall give notice to and consult with the party providing such information prior to disclosing such information. Notwithstanding the foregoing no recipient of Confidential Information (each, a "Recipient") shall be required to maintain the confidentiality of Confidential Information that (i) is or becomes generally available to the public other than as a result of disclosure by the Recipient or any party to whom the Recipient has disclosed such information; (ii) is obtained by the Recipient, on a non-confidential basis, from a third party entitled to disclose such information or (iii) is already known by the Recipient at the time such information is received by the Recipient. In the event of termination of this Agreement, each Recipient will cause to be delivered to the party providing such information all documents, work papers and other material containing Confidential Information obtained by it from such party, whether so obtained before or after the execution of this Agreement.

                                   SECTION 8

                                   TERMINATION

      8.1 TERMINATION. This Agreement may be terminated and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Closing Date, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, pursuant to a written notice of such termination, as follows:

            (a) by mutual written consent of the Company and a Majority in Interest of the Investors;

            (b) by either the Company or a Majority in Interest of the Investors if the Closing shall not have occurred on or before April 30, 2003; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose breach has caused the failure of the Closing to occur on or before such date;

            (c) by either the Company or a Majority in Interest of the Investors if there shall be any restraining order, injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the Closing or any of the other transactions contemplated hereby which is final and nonappealable;

            (d) by a Majority in Interest of the Investors upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, such that the conditions set forth in Section 5.1(a) would not be satisfied ("Terminating Company Breach"); PROVIDED, HOWEVER, that if such Terminating Company Breach is curable by the Company through the exercise of its reasonable best efforts and for as long as the Company continues to exercise such efforts, but not beyond the date specified in paragraph (b) above, the Investors may not terminate this Agreement under this Section 8.1(d);

            (e) by the Company with respect to a particular Investor upon a breach of any representation, warranty, covenant or agreement on the part of such Investor set forth in this Agreement, or if any representation or warranty of such Investor shall have become untrue, such that the conditions set forth in
Section 5.2(a) would not be satisfied ("Terminating Investor Breach");

            (f) by the Company at any time that the Investors (which shall include Substitute Investors as from time to time reflected on Annex A hereto) are not collectively obligated as parties to this Agreement to purchase all of the Shares.

      8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of the Investors (including any Substitute Investors) or the Company, and all rights and obligations of each party hereto shall cease, other than the obligations set forth in Sections 6.1 and 7.2 hereof; provided, however, that nothing herein shall relieve any party from liability for any willful or intentional breach of any covenant or agreement of such party contained in this Agreement.

                                   SECTION 9

                                     GENERAL

      9.1 AMENDMENTS, WAIVERS AND CONSENTS. No covenant or other provision hereof may be waived otherwise than by a written instrument signed by the party so waiving such covenant or other provision. The waiver or failure to insist upon strict compliance with any condition or provision hereof shall not operate as a waiver of, or estoppel with respect to, any subsequent or other waiver or failure. This Agreement may not be amended or modified except by an instrument in writing signed by the Company and a Majority in Interest of the Investors.

      9.2 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS, ASSIGNABILITY OF RIGHTS. All representations and warranties made herein and in the certificates, exhibits or schedules delivered or furnished by or on behalf of a party to the other party in connection herewith shall terminate as of the Closing. Except as otherwise provided in this Agreement, all covenants, agreements, representations and warranties shall inure to the benefit of the successors and assigns of the parties.

      9.3 GOVERNING LAW. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of Delaware (without giving effect to principles of conflicts of law the effect of which would cause the application of domestic substantive laws of any other jurisdiction).

      9.4 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts (including by facsimile), each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

      9.5 NOTICES AND DEMANDS. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or sent via confirmed facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (i)   If to any Investor, to the address set
                        forth on the Investor's signature page
                        hereto, and

                  (ii)  If to the Company:

                        Capital Environmental Resource Inc.
                        1005 Skyview Drive
                        Burlington, Ontario L7P 5B1
                        Attention: Thomas E. Durkin, III
                        Facsimile: (905) 319-9050

                        with a copy to:

                        Karen A. Dewis
                        McDermott, Will & Emery
                        600 Thirteenth Street, NW
                        Washington, DC 20005-3096
                        Facsimile:  (202) 756-8087

      9.6 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

      9.7 INTEGRATION. This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitute all of the agreements and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

      9.8 NO ASSIGNMENT. Except pursuant to Section 1.3(b) hereof, this Agreement may not be assigned, pledged, hypothecated or otherwise transferred by the Company or any Investor.

      9.9 INVESTOR OBLIGATIONS SEVERAL NOT JOINT. All obligations of the Investors hereunder are several and not joint.

      9.10 THIRD-PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

                            [Signature pages follow]

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                              CAPITAL ENVIRONMENTAL RESOURCE INC.

                              By
                                 ---------------------------------------------
                              Name:
                              Title:

                              INVESTORS


                              ------------------------------------------------
                              Name:
                              Number of Shares:
                                               -------------------------------
                              Aggregate Purchase Price:  US $
                                                              ----------------

                              Country of Residence:
                                                    --------------------------
                              State or Province of Residence:
                                                              ----------------

                              Address:

                                                                         Annex D
                                    GLOSSARY

           As used herein, the following terms shall have the following meanings:

           "AFFILIATE" means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person. For purposes of this definition, the term "CONTROL" (including the correlative terms "CONTROLLING", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

           "ANCILLARY DOCUMENTS" means the Registration Rights Agreement, the Warrant and any other document referred to herein that is required to be executed by the Company or the Investors as a condition to closing.

           "CANADIAN COMPETITION ACT" means the Competition Act
(Canada), R.S. 1985 c. C-34, as amended.

           "COMPANY MATERIAL ADVERSE EFFECT" shall mean any material adverse effect on the business, operations, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole.

           "DISCLOSURE SCHEDULE" means the disclosure statement delivered at or prior to the execution of this Agreement by the Company to the Investor setting out certain information relating to the Company.

           "ENVIRONMENTAL LAW" means any Federal, state, provincial, local or foreign law, statute, ordinance, rule, regulation, code, standard, guideline, policy, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity relating to (x) the protection, preservation or restoration of the environment (including, without limitation, air, surface water, groundwater, surface land, subsurface land or plant and animal life) or to human health or safety or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as in effect on the Closing Date.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

           "FEDERAL" shall mean of or relating to the federal government of each of the United States and Canada.

           "GAAP" means generally accepted accounting principles as in effect in the United States of America from time to time.

           "HAZARDOUS SUBSTANCE" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law and any substance that may harm, impair or cause an adverse effect to the environment (including, without limitation, air, surface water, groundwater, surface land, subsurface land or plant and animal life) or to human health or safety and property. Hazardous Substance includes any substance to which exposure is regulated by any government authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

           "HSR ACT" means the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended.

           "INVESTMENT CANADA ACT" means the Investment Canada
Act, R.S. 1985, c. 28 (1st Supp.), as amended.

           "LIABILITY" means any liability or obligation (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or become due).

            "LIEN" means any mortgage, pledge, security interest, encumbrance, lien, claim or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

           "MAJORITY IN INTEREST OF THE INVESTORS" means Investors holding, or committed to purchase hereunder, a majority of the Shares.

           "NASDAQ" shall mean The Nasdaq Stock Market, including the Nasdaq National Market and the Nasdaq SmallCap Market.

           "ONTARIO SECURITIES ACT" means the Securities Act (Ontario) R.S.O 1990, c.S.5 (as amended) and the rules and regulations promulgated thereunder.

           "PERSON" means an individual, corporation, limited liability company, partnership, association, trust or any other entity or organization.

           "RIGHTS AGREEMENT" means that certain Rights Agreement between the Company and American Stock Transfer & Trust Company, as amended.

           "SEC" means the Securities and Exchange Commission.

           "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

           As used herein, the following terms shall have the meanings ascribed to them in the Section of this Agreement opposite each such term:

                TERM                                  SECTION
                ----                                  -------
                Aggregate Purchase Price              1.2
                Agreement                             Preamble
                Closing                               1.3(a)
                Closing Date                          1.3(a)
                Company Required Statutory            2.3(c)
                  Approvals
                Common Shares                         Preamble
                Company SEC Reports                   2.4(a)
                "control"                             Annex B
                                                      ("Affiliate"
                                                      definition)
                Confidential Information              7.2
                Conversion and Exercise Issuances     2.12
                Credit Facility                       2.9
                Investors                             Preamble
                Material Contracts                    2.14
                Omni Agreements                       Preamble
                Omni Landfill                         Preamble
                Per Share Purchase Price              1.1
                Proxy Statement                       2.12
                Recipient                             7.2
                Registration Rights Agreement         5.1(d)
                Rights Agreement                      2.2(b)
                Series 1 Preferred Shares             Preamble
                Shareholder Approval Date             2.18
                Shares                                1.1
                Special Meeting                       2.12
                Substitute Investor                   1.3
                Terminated Investor                   1.3
                Terminating Company Breach            8.1(d)
                Terminating Investor Breach           8.1(e)
                Underlying Common Shares              2.2(c)
                Underlying Warrant Shares             2.2(c)
                Warrants                              Preamble